Calculation of Filing Fee Tables
S-4
Vireo Growth Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Subordinate Voting Shares	Other	5,621,776		$ 41,294,621.80	0.000087	$ 3,592.63
Fees to be Paid	2	Equity	Warrants to Purchase Subordinate Voting Shares	Other	18,750,000		$ 0.00	0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 41,294,621.80		$ 3,592.63
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,592.63
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends, anti-dilution provisions, or similar transactions. Relates to Vireo Growth Inc., a British Columbia corporation ("Vireo Growth"), subordinate voting shares (the "Vireo Growth subordinate voting shares") and warrants to purchase Vireo Growth subordinate voting shares, in each case issuable in connection with the proposed merger (the "Merger") of Supernova Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Vireo Growth, with and into Planet 13 Holdings Inc., a Nevada corporation ("Planet 13"), consisting of Vireo Growth subordinate voting shares issuable (a) in exchange for shares of Planet 13 common stock, no par value (the "Planet 13 common stock") and (b) upon exercise of the warrants registered hereunder. The warrants registered hereunder represent warrants of Vireo Growth into which the 18,7500,000 outstanding warrants of Planet 13, issued on March 7, 2024, and exercisable at US$0.77 per share of Planet 13 common stock, will be converted in the Merger. The amount of the Vireo Growth subordinate voting shares to be registered represents the estimated maximum number of shares of Vireo Growth subordinate voting shares expected to be issued in connection with the Merger. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act, based on the market value of the shares of Planet 13 common stock to be cancelled in the Merger, calculated as the product of (i) 365,439,131, the estimated maximum number of shares of Planet 13 common stock that may be cancelled in the Merger, which includes (a) 335,319,455 shares of Planet 13 common stock outstanding as of October 5, 2026 and (b) 11,369,670 shares of Planet 13 common stock issuable upon settlement of Planet 13 restricted stock units outstanding as of June 30, 2026, and (c) shares of common stock underlying the 18,750,000 Planet 13 warrants, and (ii) $0.1130, the average of the high and low prices of Planet 13 common stock as reported on the OTCQX on October 6, 2026, a date within five business days prior to the date of filing of this registration statement.
	Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
	365,439,131	$ 0.113	$ 41,294,621.80			$ 41,294,621.80

[2]	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends, anti-dilution provisions, or similar transactions. No separate registration fee is required for the Vireo Growth warrants registered hereunder because such securities are being registered in connection with 288,443 Vireo Growth subordinate voting shares issuable upon the exercise of such warrants, and the registration fee for such underlying Vireo Growth subordinate voting shares has been included in the calculation above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date